interCLICK, Inc.
Third Amendment to the 2007 Incentive Stock and Award Plan
(Effective June 5, 2009)

interCLICK, Inc. amends its 2007 Incentive Stock and Award Plan as follows:

1.  The number of shares of common stock available for grant under Section 4 is increased to 3,725,000 shares.